UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 2, 2015 (September 28, 2015)

Brookdale Senior Living Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

111 Westwood Place, Suite 400, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(615) 221-2250

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Daniel A. Decker

On September 28, 2015, the Board of Directors (the "Board") of Brookdale Senior Living Inc. (the "Company") approved the appointment of Daniel A. Decker to the Board as a Class I director for a term scheduled to expire, along with the other Class I directors, at the 2017 annual meeting of stockholders.  The appointment of Mr. Decker became effective on October 1, 2015, and he filled the vacancy created by the recent passing of director Granger Cobb.  Mr. Decker also was appointed, effective October 1, 2015, as the Non-Executive Chairman of the Board and as a member of the Investment Committee of the Board.  He succeeded director Jeffrey R. Leeds as Non-Executive Chairman, who will continue to serve as an independent director.

There are no arrangements or understandings between Mr. Decker and any other persons pursuant to which he was selected as a director.  The Board has determined that Mr. Decker qualifies as an independent director under the listing standards of the New York Stock Exchange and applicable Securities and Exchange Commission ("SEC") rules.  Additionally, there are no transactions involving Mr. Decker that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Decker's appointment, the Compensation Committee of the Board reviewed with its independent compensation consultant the compensation to be paid to Mr. Decker for his service as a director and as Non-Executive Chairman of the Board.  For his service as a non-employee director, Mr. Decker will receive an annual cash retainer of $100,000 and cash meeting fees of $3,000 for each meeting of the Board and $2,000 for each meeting of the committees of the Board that he attends in person or by phone in his capacity as a member or Non-Executive Chairman, subject to a maximum of $75,000 of meeting fees each fiscal year.  In addition, for his service as Non-Executive Chairman, Mr. Decker will receive an annual cash retainer of $250,000.  All cash amounts are payable quarterly in arrears, and Mr. Decker will have the opportunity to elect to receive either immediately vested shares or restricted stock units in lieu of up to 50% of such quarterly cash compensation.  In connection with his appointment, Mr. Decker received an award of 25,000 shares of restricted stock.  The restricted stock will vest in three equal annual installments, subject to his continued service as a director, beginning on February 27, 2016, and upon a change in control (as defined in the Company's 2014 Omnibus Incentive Plan), any unvested shares will immediately vest. It is currently anticipated that Mr. Decker will not receive additional awards of equity until 2019.

The Company has entered into an Indemnification Agreement with Mr. Decker in substantially the form of the Form Indemnification Agreement for Directors and Officers filed by the Company as an exhibit to the Company's Annual Report on Form 10-K filed with the SEC on February 28, 2011.

Departure of Gregory Richard

As previously reported, Gregory Richard, Chief Operating Officer of the Company, departed the Company on September 30, 2015.  Upon Mr. Richard's departure, Mark Ohlendorf, the Company's President and Chief Financial Officer, assumed the responsibilities of principal operating officer.  The Company continues its search process to identify a new Chief Financial Officer and a new Chief Operating Officer.  Information regarding Mr. Ohlendorf and his compensation arrangements may be found in the "Executive Officers" and "Compensation of Executive Officers" sections of the Company's most recent Proxy Statement on Schedule 14A, filed with the SEC on May 20, 2015, which is incorporated by reference in this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKDALE SENIOR LIVING INC.

Date:	October 2, 2015	By:	/s/ Chad C. White
		Name:	Chad C. White
		Title:	Senior Vice President, Co-General Counsel and Secretary